NEWS RELEASE
Construction Partners, Inc. Announces
Fourth Quarter and Fiscal Year End 2018 Results
Reports Record Fiscal Year Revenue, Net Income and Adjusted EBITDA
Provides FY 2019 Outlook
DOTHAN, AL, December 10, 2018 - Construction Partners, Inc. (NASDAQ: ROAD) (the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for its fourth quarter and fiscal year ended September 30, 2018.
Fiscal Year 2018 Highlights Compared to Fiscal Year 2017

•	Revenue was $680.1 million, up 20%

•	Gross profit was $99.5 million, up 9%

•	Net income was $50.8 million, up 95%

•	Earnings per share was $1.11, up 76%

•	Adjusted EBITDA (1) was $75.5 million, up 9%

•	Backlog was $594 million at September 30, 2018
Charles E. Owens, the Company’s President and Chief Executive Officer, stated, “We are extremely pleased to have met our outlook expectations for the fiscal year and achieved record annual revenue, net income and adjusted EBITDA results. During fiscal year 2018, we added approximately $51 million in revenue attributable to acquisitions and greenfield expansions that, combined with organic growth, led to 20% revenue growth on a consolidated basis in fiscal year 2018.
“In 2019, we will continue to execute on our proven strategy of delivering controlled, profitable growth. This strategy starts with our company culture, driven by great people,” continued Owens. “We believe that our leadership team and workforce are the best in the business and enable us to drive growth. The rapidly growing southeastern states in which we operate have been proactively raising their funding for road projects, increasing demand for our services. In addition, we continue to evaluate potential opportunities for acquisitions in our highly fragmented market areas.”
Fiscal Year 2019 Outlook
The Company also announced its outlook for fiscal year 2019 with regard to revenue, net income and Adjusted EBITDA, as follows:

•	Revenue of $760.0 million to $810.0 million, compared to $680.1 million actual in FY 2018

•
Net income of $38.0 million to $43.0 million, compared to $50.8 million actual in FY 2018 (which actual FY 2018 net income includes the positive after-tax impact of $10.6 million from a third-party settlement recorded in the second quarter)

•	Adjusted EBITDA (1) of $85.0 million to $91.5 million, compared to $75.5 million actual in FY 2018
The fiscal year 2019 outlook does not take into account any future acquisitions or greenfield expansions that may occur during the year. The outlook also does not include the potential impact of any new federal or state infrastructure or highway-related legislation that could be passed in 2019.
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(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this news release.

Ned N. Fleming, III, the Company’s Executive Chairman, stated, “Our outlook for fiscal year 2019 reflects our confidence in our proven strategy to generate annual revenue growth in single to low double digits, while maintaining double-digit adjusted EBITDA margins. We believe that the Company represents a compelling investment based on our strong track record of results and vertically integrated operations.”
Conference Call
The Company will conduct a conference call on Tuesday, December 11, 2018 at 10:00 a.m. Central Time to discuss financial and operating results for the quarter and fiscal year ended September 30, 2018. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through December 18, 2018 by calling (201) 612-7415 and using passcode 13683866#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at http://ir.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 30 hot mix asphalt plants and nine aggregate facilities. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for residential subdivisions, office and industrial parks, shopping centers and local businesses. To learn more, visit www.constructionpartners.net.
Contacts:

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “projects,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to successfully identify, manage and integrate acquisitions; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to remediate material weaknesses in internal control over financial reporting identified in preparing our financial statements and to subsequently maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s Registration Statement on Form S-1. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share data)

	For the three months ended September 30,		For the fiscal year ended September 30,
	2018	2017	2018	2017
Revenues	$215,701	$187,627	$680,096	$568,212
Cost of revenues	182,181	153,728	580,560	477,241
Gross profit	33,520	33,899	99,536	90,971
General and administrative expenses	(14,731)	(13,862)	(55,303)	(47,867)
Settlement income	—	—	14,803	—
Gain on sale of equipment, net	1,275	806	2,392	3,481
Operating income	20,064	20,843	61,428	46,585
Interest expense, net	(314)	(1,158)	(1,270)	(3,960)
Loss on extinguishment of debt	—	—	—	(1,638)
Other income (expense)	(56)	(71)	(101)	(205)
Income before provision for income taxes and earnings from investment in joint venture	19,694	19,614	60,057	40,782
Provision for income taxes	5,143	7,347	10,525	14,742
Earnings from investment in joint venture	593	—	1,259	—
Net income	$15,144	$12,267	$50,791	$26,040

Net income per share attributable to common stockholders:
Basic	$0.29	$0.29	$1.11	$0.63
Diluted	$0.29	$0.29	$1.11	$0.63

Weighted average number of common shares outstanding:
Basic	51,414,619	41,656,042	45,605,845	41,550,293
Diluted	51,414,619	41,670,005	45,919,648	41,550,293

Construction Partners, Inc.
Consolidated Balance Sheets
(unaudited, in thousands, except share data)

	September 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$99,137	$27,547
Contracts receivable including retainage, net	120,291	120,984
Costs and estimated earnings in excess of billings on uncompleted contracts	9,334	4,592
Inventories	24,556	17,487
Prepaid expenses and other current assets	14,137	4,520
Total current assets	267,455	175,130

Property, plant and equipment, net	178,692	115,911
Goodwill	32,919	30,600
Intangible assets, net	3,735	2,550
Investment in joint venture	1,659	—
Other assets	10,270	2,483
Deferred income taxes, net	1,580	1,876
Total assets	$496,310	$328,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,510	$52,402
Billings in excess of costs and estimated earnings on uncompleted contracts	38,738	32,108
Current maturities of debt	14,773	10,000
Accrued expenses and other current liabilities	17,520	20,036
Total current liabilities	134,541	114,546

Long-term liabilities:
Long-term debt, net of current maturities	48,115	47,136
Deferred income taxes, net	8,890	9,667
Other long-term liabilities	5,295	5,020
Total long-term liabilities	62,300	61,823
Total liabilities	196,841	176,369

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at September 30, 2018 and 1,000,000 shares authorized at September 30, 2017 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 11,950,000 issued and outstanding at September 30, 2018, and no shares authorized, issued and outstanding at September 30, 2017	12	—

Class B common stock, par value $0.001; 100,000,000 shares authorized, 42,387,571 issued and 39,464,619 outstanding at September 30, 2018, and no shares authorized, issued and outstanding at September 30, 2017	42	—
Common stock, $.001 par value, no shares authorized, issued and outstanding at September 30, 2018, and 126,000,000 shares authorized, 44,987,575 issued and 41,691,541 outstanding at September 30, 2017	—	45
Additional paid-in capital	242,493	142,385
Treasury stock, at cost	(15,603)	(11,983)
Retained earnings	72,525	21,734
Total stockholders’ equity	299,469	152,181
Total liabilities and stockholders’ equity	$496,310	$328,550

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA represents net income before (i) interest expense, net, (ii) provision for income taxes, (iii) depreciation, depletion and amortization, (iv) equity-based compensation expense, (v) loss on extinguishment of debt and (vi) certain management fees and expenses, and excludes income recognized in connection with a legal settlement between certain of the Company’s subsidiaries and a third party that did not directly relate to the Company’s business and that has not, and is not expected to, recur. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as key performance indicators, and we believe they are measures frequently used by securities analysts, investors and other parties to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.
Our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, and the calculation of Adjusted EBITDA Margin for each of the periods presented :
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Quarter and Fiscal Year Ended September 30, 2018 and 2017
(unaudited, in thousands, except percentages)

	For the three months ended September 30,		For the fiscal year ended September 30,
	2018	2017	2018	2017
Net income	$15,144	$12,267	$50,791	$26,040
Interest expense, net	314	1,158	1,270	3,960
Provision for income taxes	5,143	7,347	10,525	14,742
Depreciation, depletion and amortization	7,392	5,363	25,321	21,072
Equity-based compensation expense	—	—	975	513
Loss on extinguishment of debt	—	—	—	1,638
Settlement income (pre-tax)	—	—	(14,803)	—
Management fees and expenses (1)	338	310	1,457	1,309
Adjusted EBITDA	$28,331	$26,445	$75,536	$69,274

Revenues	$215,701	$187,627	$680,096	$568,212
Adjusted EBITDA Margin	13.1%	14.1%	11.1%	12.2%
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(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2019 Outlook
(unaudited, in thousands)

	For the fiscal year ending
	September 30, 2019
	Low	High
Net income	$38,000	$43,000
Interest expense, net	1,400	1,400
Provision for income taxes	12,800	14,300
Depreciation, depletion and amortization	31,400	31,400
Management fees and expenses (1)	1,400	1,400
Adjusted EBITDA	$85,000	$91,500
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(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.